Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

EXACT SCIENCES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following remarks were made by Kevin Conroy, President and Chief Executive Officer of Exact Sciences Corporation, in a pre-recorded video released to media on November 20, 2025.

Kevin Conroy

Chairman and CEO

Exact Sciences

What’s fantastic about coming together with Abbott — becoming part of an iconic company — is they care about patients. They’re a health care company. That’s all they’ve done for 137 years. Constant innovation, educating physicians, deep partnerships with health systems, and so we have those similar values that they do. And we’re both Midwestern companies 100 miles apart, so there are so many deep similarities. Our work ethic, our inspired innovation, the way we value people. Those are strong similarities between our two companies.

They don’t have a cancer diagnostics business, so we become that. And our people are responsible for continuing to grow. And we have great pride in that. We want to go help change the world together.

Abbott has incredible reach all over the world. They serve 2 billion patients every year all over the globe. And so now we can bring our advanced cancer diagnostics, these tests to people outside of the US and all over the world. Think Cologuard, to people everywhere… think our Cancerguard test, Oncodetect, Oncotype — these remarkable tests that we can bring to people now all over the world, with their reach.

One of the first questions I had was, what is your vision for this incredible company that we built here in Wisconsin? And Abbott has been committed to Wisconsin for years. Their headquarters is ten miles south of the Wisconsin border. They have hundreds of employees in Wisconsin… huge commitment to the state of Wisconsin. And that commitment just got bigger.

Madison will remain Exact Sciences headquarters underneath the Abbott brand. Our lab won’t change our lab for Cologuard and Cancer Guard here in Wisconsin.

Important Information and Where to Find It

In connection with the proposed transaction, Exact Sciences Corporation (“Exact Sciences”) will file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement, the definitive version of which will be sent or provided to Exact Sciences’ stockholders. Exact Sciences may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by Exact Sciences with the SEC. INVESTORS AND SECURITY HOLDERS OF EXACT SCIENCES ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the proxy statement (when it is available) and other documents that are filed with the SEC by Exact Sciences free of charge from the SEC’s website at https://www.sec.gov or through the investor relations section of Exact Sciences’ website at https://www.exactsciences.com.

Participants in the Solicitation

Exact Sciences and its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from Exact Sciences’ stockholders in connection with the proposed transaction. Information about the directors and executive officers of Exact Sciences and their ownership of Exact Sciences common shares is contained in the definitive proxy statement for Exact Sciences’ 2025 annual meeting of shareholders, which was filed with the SEC on April 29, 2025, including under the headings “Information Concerning Directors and Nominees for Director,” “Information Concerning Executive Officers,” “Corporate Governance Principles, Board Matters, and Non-Employee Director Compensation,” “Compensation and Other Information Concerning Named Executive Officers” and “Securities Ownership of Certain Beneficial Owners and Management.” Additional information regarding ownership of Exact Sciences’ securities by its directors and executive officers is included in such persons’ SEC filings on Forms 3 and 4. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Exact Sciences in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement relating to the proposed transaction when it is filed with the SEC. Free copies of the proxy statement relating to the proposed transaction and free copies of the other SEC filings to which reference is made in this paragraph may be obtained from the SEC’s website at https://www.sec.gov or through the investor relations section of Exact Sciences’ website at https://www.exactsciences.com.

Forward-Looking Statements

This communication contains forward-looking statements about, among other things, the proposed acquisition of Exact Sciences by Abbott Laboratories. Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others, the following: the possible inability of the parties to consummate the proposed transaction on a timely basis or at all; the possible inability of the parties to satisfy the conditions precedent to consummation of the proposed transaction, including necessary regulatory approvals and the requisite vote by Exact Sciences’ stockholders, on a timely basis or at all; the possible occurrence of any event, change or other circumstance that could give rise to the termination of the parties’ definitive agreement for the proposed transaction (the “Merger Agreement”); the risk that the Merger Agreement may be terminated in circumstances that require Exact Sciences to pay a termination fee; the possibility that competing offers may be made; the potential adverse impact on Exact Sciences of contractual restrictions under the Merger Agreement that limit Exact Sciences’ ability to pursue business opportunities or strategic transactions; risks relating to significant transaction costs associated with the proposed transaction and the possibility that the proposed transaction may be more expensive to complete than anticipated; potential adverse effects of the announcement or pendency of the proposed transaction, or any failure to complete the proposed transaction, on the market price of Exact Sciences’ common stock or on the ability of Exact Sciences to develop and maintain relationships with its personnel (including Exact Sciences’ ability to attract and retain highly qualified management and other scientific personnel) and customers, suppliers and others with whom it does business or otherwise on Exact Sciences’ business, financial condition, results of operations and financial performance; risks related to diversion of management’s attention from Exact Sciences’ ongoing business operations due to the proposed transaction; and the risk of litigation and/or regulatory actions related to the proposed transaction or Exact Sciences’ business and the outcome of any such litigation or regulatory action.

The risks described above are not exhaustive. Other important risks and uncertainties affecting Exact Sciences and its business are described in the Risk Factors sections of Exact Sciences’ most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in its other reports filed with the SEC. Exact Sciences undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.